UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 23, 2005

CompuCredit Corporation

(Exact name of registrant as specified in its charter)

Georgia	000-25751	58-2336689
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

245 Perimeter Center Parkway, Suite 600, Atlanta, Georgia,  30346

(Address of principal executive offices)

Registrant’s telephone number, including area code: 770-206-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item        1.01        Entry Into a Material Definitive Agreement

On November 23, 2005, CompuCredit Corporation (the “Company”) completed the issuance and loan of up to 6.624 million shares of the Company common stock pursuant to an Underwriting Agreement with Bear, Stearns International Limited (“BSIL”) and Bear, Stearns & Co. Inc. (“Bear Stearns”).  Under the terms of the Underwriting Agreement, BSIL sold up to 6.624 million shares of the Company’s common stock that BSIL was entitled to acquire from the Company under the share lending agreement between the Company, BSIL and Bear Stearns, as agent for BSIL. These shares were offered in an underwritten offering registered under the Securities Act of 1933, as amended, pursuant to the Company’s shelf registration statement in order to facilitate hedging transactions undertaken by purchasers of the Company’s convertible notes. BSIL initially offered the shares to the public at a public offering price of $42.15 per share. The Company did not receive any proceeds of the sale of the common stock.

A copy of the Underwriting Agreement is filed as Exhibit 1.1 herewith and incorporated by reference herein.

Item 9.01               Financial Statements, Pro Forma Financial Information and Exhibits

(c)           Exhibits

Exhibit 1.1	Underwriting Agreement dated November 17, 2005 among the Company, Bear, Stearns International Limited and Bear, Stearns & Co. Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMPUCREDIT CORPORATION

Dated: November 28, 2005	By:	/s/ J.Paul Whitehead, III
J.Paul Whitehead, III
Chief Financial Officer

EXHIBIT INDEX

Form 8-K

November 28, 2005

Filed
Exhibit No.	Description	Herewith	By Reference
1.1	Underwriting Agreement dated November 17, 2005	X